Exhibit 3.1
STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE
Certified Copy
May 17, 2011

Job Number:	C20110517-1376
Reference Number:
Expedite:
Through Date:
The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110366450-38	Stock Split	1 Pages/1 Copies

Respectfully, ROSS MILLER Secretary of State
Certified By: Greg Devaul
Certificate Number: C20110517-1376
You may verify this certificate
online at http://www.nvsos.gov/
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

To: Secretary of State Page 3 of 3	2011-05-17 08:58:23 PDT	17027929002 From: LV OfficeServices

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
Certificate of Change Pursuant
to NRS 78.209

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110366450-38 Filing Date and Time 05/17/2011 9:07 AM Entity Number C11050-1994

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations
1. Name of corporation:
Assisted Living Concepts, Inc.
2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
80,000,000 shares of Class A Common Stock, 15,000,000 shares of Class B Common Stock, and 25,000,000 shares of Preferred Stock, all of the shares with par value of $0.01 per share.
4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
160,000,000 shares of Class A Common Stock, 30,000,000 shares of Class B Common Stock, and 25,000,000 shares of Preferred Stock, all of the shares with par value of $0.01 per share.
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Two shares of Class A Common Stock for each one share of the same class; two shares of Class B Common Stock for each one share of the same class.
6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
N/A

7. Effective date of filing: (optional)	May 20, 2011
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

/s/ Mary T. Zak-Kowalcyzk	Vice President & Corporate Secretary
Signature of Officer	Title
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 3-8-09